SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549
                           __________


                           FORM 8-K/A

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                         July 27, 1998


                     COMPTEK RESEARCH, INC.

       (Exact Name of Registrant as Specified in Charter)


      New York         1-8502              16-0959023

  (State of Other     (Commissi   (IRS Employer Identification
  Jurisdiction of      on File                No.)
   Incorporation)      Number)

 2732 Transit Road,        14224-2523
 Buffalo, New York

    (Address of            (Zip Code)
Principal Executive
      Offices)

Registrant's          (716) 677-4070
telephone number,
including area code:


                         Not Applicable

  (Former Name or Former Address, if Changed Since Last Year)


Item 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS.

The following financial information is being filed in order to satisfy the financial statement requirements for the Form 8-K filed May 26, 1998.

(a)  Financial Statements for Businesses Acquired

     1.   Consolidated  financial statements of  PRB  Associates,
          Inc.,  and Subsidiaries, as of and for the years  ended
          December  31, 1997 and 1996, together with  Independent
          Auditors' Report.



PRB ASSOCIATES, INC., AND SUBSIDIARIES


Financial Statements for the
Years Ended December 31, 1997 and
1996, and Independent Auditors'
Report




INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
 PRB Associates, Inc., and Subsidiaries:

We have audited the accompanying consolidated balance sheets of PRB Associates, Inc., and Subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PRB Associates, Inc., and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



March 27, 1998


PRB ASSOCIATES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
ASSETS                                       1997       1996

CURRENT ASSETS:
    Cash and cash equivalents             $3,214,266  $3,390,002
    Securities available for sale            367,368           -
    Accounts receivable                   6,571,473     7,093,370
    Inventories                               28,554     115,541
    Prepaid expenses and other               236,005     202,866
    Refundable income taxes                1,160,479     674,000
                                          ----------  ----------
            Total current assets          11,578,145  11,475,779
                                          ----------  ----------
PROPERTY AND EQUIPMENT:
    Furniture and equipment
                                           4,896,929   3,630,906
    Building and land under capital lease
                                           5,975,000   5,400,203
    Leasehold improvements                    65,891     226,206
                                          ----------  ----------
            Total property and equipment  10,937,820   9,257,315

    Less: Accumulated depreciation and
          amortization                    (3,506,079) (4,754,640)
                                          ----------- -----------
            Net property and equipment     7,431,741   4,502,675
                                          ----------- -----------
DEFERRED INCOME TAXES                              -     244,000

OTHER ASSETS                                   7,404      45,262
                                          -----------  ----------
TOTAL ASSETS                             $19,017,290 $16,267,716
                                         ===========  ==========

                 See notes to consolidated financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)
DECEMBER 31, 1997 AND 1996
LIABILITIES AND STOCKHOLDERS' EQUITY           1997          1996
CURRENT  LIABILITIES:
    Accounts payable                         $1,363,082    $1,679,407
    Accrued expenses
                                                231,257       130,242
    Accrued salaries and employee benefits
                                              2,507,985     1,983,840
    Deferred income taxes                       124,500       436,600
    Current portion of obligations under        659,079       427,223
      capital leases                          ---------     ---------


            Total current liabilities         4,885,903     4,657,312
                                              ---------     ---------
DEFERRED INCOME TAXES                                               -
                                                124,000

OBLIGATIONS UNDER CAPITAL LEASES              4,765,098     3,308,651
                                              ---------     ---------

MINORITY INTEREST IN NET ASSETS OF             (35,053)         1,356
SUBSIDIARIES                                  ---------     ---------

COMMITMENTS AND CONTINGENCIES                    -            -

STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value -
      authorized, 1,500,000
       Shares; issued and outstanding,
       551,880 and 563,055 shares for
       1997 and 1996, respectively                5,519         5,631
    Additional paid-in capital                  401,127       397,827
    Unrealized holding gain for securities      108,123             -
      available for sale
    Retained earnings                         8,762,573     7,896,939
                                              ---------     ---------
            Total stockholders' equity        9,277,342     8,300,397
                                              ---------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $19,017,290   $16,267,716
                                             ----------    ----------

PRB ASSOCIATES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997 AND 1996
                                                1997         1996

CONTRACT REVENUES                            $29,474,480  $27,307,114
                                              ----------   ----------
EXPENSES:
    Direct costs                              14,480,242   14,198,624
    Fringe benefits
                                               5,064,741    4,365,885
    Overhead expenses
                                               4,237,969    3,201,390
    General and administrative expenses
                                               3,625,064    3,091,115
    Interest expense                             558,703      491,810
                                              ----------   ----------
                                              27,966,719   25,348,824
                                              ----------   ----------
EARNINGS FROM OPERATIONS                       1,507,761    1,958,290
                                              ----------   ----------
INTEREST AND OTHER INCOME                        212,219      120,559

MINORITY INTEREST IN LOSS (EARNINGS) OF           36,409      (1,356)
SUBSIDIARIES                                  ----------   ----------

EARNINGS BEFORE INCOME TAXES                   1,756,389    2,077,493

INCOME TAX PROVISION                             718,000      846,500
                                              ----------   ----------
NET EARNINGS                                  $1,038,389   $1,230,993
                                              ==========   ==========
See notes to consolidated financial statements.

  PRB ASSOCIATES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           Additional              Unrealized
                          Common Stock      Paid-In    Retained     Holding
                           Shares   Amount  Capital    Earnings      Gain


BALANCE, JANUARY 1, 1996    560,730 $5,607  $363,629 $6,679,230         $-

    Net earnings                  -      -         - 1,230,993          -

    Redemption of common    (1,000)   (10)     (707)  (13,284)          -
      Stock

    Exercise of common
      stock options,
      Including income
      tax benefit             3,325     34    34,905         -          -
                            -------  -----   ------- ---------  ----------
BALANCE, DECEMBER 31, 1996  563,055  5,631   397,827 7,896,939          -

    Net earnings                  -      -         - 1,038,389    108,123

    Redemption of common    (12,300)  (123)   (8,693)  (172,755)          -
      Stock

    Exercise of common
      stock options,
      Including income
      tax benefit             1,125     11    11,993         -          -
                            --------  -----   ------- ---------   ----------
BALANCE, DECEMBER 31, 1997  $551,880 $5,519  $401,127 $8,762,573   $108,123
                            ========  =====   =======  =========  ==========
See notes to consolidated financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996
                                                    1997        1996

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                  $1,038,389 $1,230,993
    Adjustments to reconcile net earnings to net
        Cash provided by operating activities:
        Depreciation and amortization
                                                   1,365,824    835,588
        Deferred income taxes
                                                      55,900   (22,400)
        (Gain)/Loss on disposal of property and
           equipment                               (621,313)      1,088
        Minority interest in (loss) income of
           Subsidiaries                             (36,409)      1,356
        Increase in securities available for
           Sale                                    (259,245)          -
        Decrease (Increase) in accounts
           Receivable                                521,897  (233,491)
        Decrease in inventories
                                                      86,987    256,137
        Increase in prepaid expenses and other
                                                    (33,139)   (26,407)
        Increase in refundable income taxes
                                                   (486,479)  (186,000)
        Decrease (Increase) in other assets
                                                      37,858    (3,826)
        (Decrease) Increase in accounts payable
                                                   (316,325)    101,508
        Increase in accrued expenses
                                                     101,015      1,028
        Increase in accrued salaries and
           Employee benefits                         524,145    365,937
                                                   ---------  ---------
                 Net cash provided by operating
                   activities                      1,979,105  2,321,511
                                                   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment
                                                 (1,367,158)  (965,726)
                                                  ----------  ---------
                 Net cash used in investing
                   activities                    (1,367,158)  (965,726)
                                                  ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from the issuance of common stock
        And exercise of common stock options
                                                      12,004     34,939
    Principal payments on capital lease
      Obligations                                  (618,116)  (374,109)
    Redemption of common stock
                                                   (181,571)   (14,001)
                                                   ---------  ---------
                 Net cash used in financing
                   activities                      (787,683)  (353,171)
                                                   ---------  ---------
NET (DECREASE) INCREASE IN CASH AND CASH
    EQUIVALENTS                                    (175,736)  1,002,614

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR       3,390,002  2,387,388
                                                   ---------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR            $3,214,266 $3,390,002
                                                   =========  =========
SUPPLEMENTAL DISCLOSURES:
    Cash payments for interest                      $510,967   $491,810
                                                   =========  =========
    Cash payments for income taxes, net of        $1,148,160 $1,055,300
      Refunds received                             =========  =========


NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Capital lease assets acquired and               $574,797   $154,198
      Obligations incurred                         =========  =========

See notes to consolidated financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business - PRB Associates, Inc., and Subsidiaries (the Company) is primarily a defense contractor specializing in the end-to-end development of computer-based systems for mission planning and command and control. Software engineering is the Company's key technical discipline, although the Company has significant hardware and systems integration expertise as well. Approximately ninety percent of the Company's revenue is derived from contracts with the U.S. Department of Defense, with the balance derived from international defense-related contracts and commercial sales. International customers include Pacific Rim and Middle East countries.

   PRB Associates, Inc. is the parent of DeVoe & Matthews, L.C., an 80%-owned subsidiary, and SimWright, Inc., an 84%-owned subsidiary.

   Principles of Consolidation - The consolidated financial statements include the accounts of PRB Associates, Inc., DeVoe & Matthews, L.C., and SimWright, Inc. All significant intercompany accounts and transactions have been eliminated.

   Revenue Recognition - The majority of the Company's services are performed under various firm-fixed-price and cost-plus-fixed-fee contracts. Revenues on firm-fixed-price contracts are recognized on the percentage-of-completion basis, based upon costs incurred in relation to total estimated costs. Revenues for cost-type contracts are recognized as costs are incurred, plus a proportionate amount of fee earned. Provisions for estimated losses on uncompleted contracts are made in the period that such losses are determined.

   Contract costs for services provided to the U.S. Government, including indirect expenses, are subject to audit and subsequent adjustment by negotiation between the Company and the Government. All contract revenues are recorded in amounts that are expected to be realized upon final settlement.

   Audits of the Company's costs have been completed by the Defense Contract Audit Agency (DCAA) through 1995.
   Subsequent years are subject to DCAA audit. The Company is of the opinion that any DCAA audit adjustments for subsequent years would not have a material effect on the financial position or results of operations of the Company.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between tax bases of assets and liabilities and financial reporting amounts, based upon enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

   Inventories - Inventories are stated at cost, which approximates market value. Cost is recorded on a specific identification basis.

   Property and Equipment - Furniture and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which are three to five years. Property under capital lease is amortized over the life of the related property which is three to fifteen years, or the term of the lease, whichever is shorter. Leasehold improvements are amortized over the remaining terms of the related leases using the straight-line method. Repair and maintenance costs are expensed as incurred.

   Securities available for sale - The Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt & Equity Instruments" during 1997. Under SFAS 115, available-for-sale securities are to be reported at fair value with unrealized holding gains and losses reported as a net amount in a separate component of stockholders' equity until realized.

   Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers its temporary investments with original maturities of three months or less as cash equivalents.

   Reclassifications - Certain prior-year amounts have been reclassified to conform to the current-year presentation.

2. ACCOUNTS RECEIVABLE

   Accounts receivable at December 31, 1997 and 1996, are primarily with the United States Government and consist of the following:


                                              1997        1996


      Billed                               $2,544,520  $2,852,827
      Unbilled                              4,026,953   4,240,543
                                            ---------  ----------
                                           $6,571,473  $7,093,370
                                            =========  ==========


   Unbilled accounts receivable include approximately $1,052,900 and $1,875,200 of retainages at December 31, 1997 and 1996, respectively.

   In accordance with industry practice, accounts receivable relating to long-term contracts and unbilled amounts pending DCAA audit completion are classified as current assets, even though a portion of these amounts is not expected to be realized in one year.

3. NOTE PAYABLE

   The Company has a $1.5 million line of credit agreement with a bank that bears interest at the Eurodollar daily floating rate plus 2%, per annum. There were no amounts outstanding at December 31, 1997 and 1996. The line of credit is collateralized by certain eligible deposit accounts of the Company and expires on May 31, 1998.

4. INCOME TAXES

   The Company's provision (benefit) for income taxes for the years ended December 31, 1997 and 1996, consists of the following:



                                                1997     1996

   Current   -  Federal                       $553,000 $737,000
             -  State                          109,100  159,000
                                               -------  -------
                                               662,100  896,000
                                               -------  -------
   Deferred  -  Federal                         46,000  (45,000)
             -  State                            9,900   (4,500)
                                               -------  -------
                                                55,900  (49,500)
                                               -------  -------
   Income Tax Provision
                                              $718,000 $846,500
                                               =======  =======




   Actual tax expense differs from that computed by applying the Federal Statutory income tax rate of 34 percent to earnings before income taxes due primarily to the effect of state taxes, net of Federal benefit.

   Deferred income tax assets and liabilities at December 31, 1997 and 1996, reflect the net tax effects of temporary differences between the financial reporting and the tax bases of assets and liabilities pursuant to SFAS No. 109. Components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996, are as follows:



                                              1997      1996

   Current deferred tax assets
   (liabilities):
       Retentions on fixed price           $(547,500) $(764,000)
   contracts
       Annual leave                          135,000    100,900
       Accrued bonuses                       273,000    215,000
       State taxes                            15,000     11,500
                                            --------    -------
               Net current deferred tax    $(124,500) $(436,600)
   liabilities                              ========    ========

   Noncurrent deferred tax assets
   (liabilities):
       Capital leases                        $64,000   $(670,000)
       FAS 115 Adjustment                   (44,000)          -
       Depreciation                        (144,000)     914,000
                                            -------     --------
              Net noncurrent deferred tax  $(124,000)   $244,000
   (liabilities) assets                      =======     =======

5. FORMATION OF SUBSIDIARIES

   On July 30, 1996, PRB Associates, Inc. along with two other partners, formed a limited liability corporation, DeVoe & Matthews, LC, a software company specializing in sensor system analysis, computer simulation and modeling, and analytical photogrammetry, with products and services for sale to both government and commercial customers. PRB Associates, Inc. contributed $250,000 for an 80 percent equity share. Results of operations of DeVoe & Matthews, LC, are included in the consolidated financial statements from July 30, 1996 through December 31, 1996 and for all of 1997. All intercompany accounts and transactions have been eliminated in consolidation.

   On April 11, 1997, PRB Associates, Inc., along with three other investors, formed SimWright, Inc., a software company specializing in computer modeling and simulation products and services for both government and commercial customers. PRB Associates, Inc. purchased 12,000 shares of common stock at $0.01 par value ($120) for an 84 percent equity share. Results of operations of SimWright, Inc. are included in the consolidated financial statements from April 11, 1997 through December 31, 1997. All intercompany accounts and transactions have been eliminated in consolidation.

6. LEASES

   The Company has lease agreements, principally for land and office facilities, expiring at various dates through 2004. These leases are primarily with related parties (Note 7). Some of the leases include renewal provisions at the option of the Company and some contain escalation provisions requiring rent increases based on the Consumer Price Index.

   Aggregate minimum rental payments due under leases with initial or remaining lease terms greater than one year at December 31, 1997, are as follows:



   Year Ending                                 Capital   Operating
   December 31,                                Leases      Leases

   1998                                       $1,200,612  $149,746
   1999                                        1,200,612    88,485
   2000                                        1,200,612    43,715
   2001                                        1,200,612         -
   2002                                        1,200,612         -
   Thereafter                                  1,400,714         -
                                               ---------  --------
                                              $7,403,774  $281,946
                                               ---------  --------
   Less amount representing interest           1,979,597
                                               ---------
   Present value of minimum rental             5,424,177
   commitments

   Less current portion of obligations
   under
       capital leases                            659,079
                                               ---------
   Obligations under capital leases           $4,765,098
                                               =========


   Accumulated depreciation on building and land held under capital leases was $711,310 at December 31, 1997.

   Total rental expense under operating leases was approximately
   $217,200 and $158,000 for the years ended December 31, 1997 and 1996, respectively.

   Effective March 1, 1997, the Company terminated three separate capital leases totaling 55,510 square feet for its Hollywood, Maryland site. A single capital lease was negotiated for the existing and additional space totaling 75,510 square feet. The new lease provides for minimum lease payments of approximately $1,200,000 per year for seven years and contains a clause for inflationary increases.

7. RELATED PARTY TRANSACTIONS

   The Company leases land and office facilities from Southern Maryland Property Management Associates (SMPMA). Five officers of the Company own 100% of SMPMA. Amounts paid under these capital leases were approximately $1,128,100 and $766,000 for the years ended December 31, 1997 and 1996, respectively. At December 31, 1996, the Company held a $39,000 note receivable from SMPMA that is reflected in prepaid expenses and other assets in the accompanying balance sheet. The note is noninterest-bearing and is payable on demand.

   In addition, the Company has guaranteed SMPMA's $3.2 million consolidation loan on the leased land and office facilities.

8. INCENTIVE STOCK OPTIONS

   The Company periodically grants options to its employees to purchase its common stock at exercise prices at fair value on the grant date. Ownership of common stock acquired through these options is contingent upon the shareholder's continued employment and full-time active participation in the Company. Accordingly, a shareholder's death, employment termination, or voluntary request to dispose of common stock will cause the stock to be sold back to the Company at current book value.

   Stock option activity for the years ended December 31, 1997 and 1996, is summarized as follows:



                                             Number
                                               of     Exercise
                                             Shares    Price
   Shares under option, January 1, 1996               $8.87 -
                                               5,050   $10.67
       Granted                                     -     -
       Exercised                             (3,325)   8.87 -
                                                       10.67
       Expired                                 (500)   10.67
                                              ------
   Shares under option, December 31, 1996      1,225   10.67
       Granted                                     -     -
       Exercised                             (1,125)   10.67
       Expired                                 (100)   10.67
                                              ------
   Shares under option, December 31, 1997          -     -
                                              ======


   The Company accounts for its stock-based compensation plan under APB No. 25. No compensation expense has been recognized in connection with the options, as all options have been granted with an exercise price equal to the fair value of the Company's common stock on the date of grant. The Company adopted Statement of Financial Accounting Standards No. 123 (SFAS 123) "Accounting for Stock Based Compensation" for disclosure purposes in 1996. For SFAS 123 purposes, the fair value of each option grant has been estimated as of the date of grant using the Black Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.00% to 6.20%, expected lives of 4 months to 29 months, expected volatility of zero, and a dividend rate of zero percent. Using these assumptions, the fair value of the stock options granted in 1995 is $4,694, which would be amortized as compensation expense over the vesting period of the options. No stock options were granted in 1996 or 1997. The options generally vest equally over 4 to 29 months. Had compensation expense been determined consistent with SFAS 123, utilizing the assumptions detailed above, the Company's net earnings for the year ended December 31, 1997 and 1996, would have been reduced to the following pro forma amounts:



                                               1997       1996

   Net Income:
       As reported                          $1,038,389 $1,230,993
       Pro forma                            $1,038,092 $1,229,870

   The resulting pro forma compensation cost may not be representative of that expected in future years.

9. 401(k) PLAN

   The Company has a defined contribution 401(k) plan that covers all employees who have worked for the Company at least 1,000 hours in a consecutive twelve month period and who have attained age 21. Under the provisions of the plan, the Company, at its discretion, may contribute up to 15% of each participant's current compensation and employees may contribute up to 6% of their compensation. The Company's expense under this plan was approximately $994,600 and $893,000 in 1997 and 1996, respectively.

10.COMMITMENTS AND CONTINGENCIES

   The Company is not involved in any lawsuits, claims or administrative proceedings which management believes will have a material adverse effect on the Company's operations and liquidity.

11.SUBSEQUENT EVENT

   On March 17, 1998, Comptek Research, Inc. announced that a letter of intent had been signed to acquire all of the stock of the Company. Comptek Research is a domestic and international supplier of technically advanced electronics and data communications systems to government and industry. The sale is pending the completion of due diligence and the signing of a stock purchase agreement.


PRB ASSOCIATES, INC., AND SUBSIDIARIES

Financial Statements for the Years Ended
December 31, 1996 and 1995, and
Independent Auditors' Report


INDEPENDENT AUDITORS' REPORT






To the Board of Directors of
 PRB Associates, Inc., and Subsidiary:

We have audited the accompanying consolidated balance sheets of PRB Associates, Inc., and Subsidiary (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PRB Associates, Inc., and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



March 21, 1997



PRB ASSOCIATES, INC., AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
ASSETS                                          1996         1995

CURRENT ASSETS:
    Cash and cash equivalents                 $3,390,002   $2,387,388
    Accounts receivable                        6,647,330    6,859,879
    Inventories                                  115,541      371,678
    Prepaid expenses and other                   202,866      176,459
    Refundable income taxes                      674,000      488,000
                                              ----------   ----------
               Total current assets           11,029,739   10,283,404

PROPERTY AND EQUIPMENT:
    Furniture and equipment                    3,630,906    2,698,184
    Building, land, and equipment under        5,400,203    5,246,005
      capital lease
    Leasehold improvements                       226,206      207,979
                                              ----------   ----------
               Total property and equipment    9,257,315    8,152,168

    Less:  Accumulated depreciation and      (4,754,640)  (3,932,741)
      amortization                            ----------   ----------

               Net property and equipment      4,502,675    4,219,427
                                              ----------   ----------
DEFERRED INCOME TAXES                            244,000      221,000

OTHER ASSETS                                      45,262       41,436
                                              ----------   ----------
TOTAL ASSETS                                 $15,821,676  $14,765,267
                                              ==========   ==========

See notes to financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (continued)
DECEMBER 31, 1996 AND 1995
LIABILITIES AND STOCKHOLDERS' EQUITY           1996         1995

CURRENT LIABILITIES:
    Accounts payable and accrued expenses    $1,363,609  $1,707,113
    Accrued salaries and employee benefits    1,983,840   1,617,903
    Deferred income taxes                       436,600     436,000
    Current portion of obligations under        427,223     363,689
     Capital lease                            ----------  ----------

                 Total current liabilities    4,211,272   4,124,705
                                              ----------  ----------
OBLIGATION UNDER CAPITAL LEASES               3,308,651   3,592,096
                                              ----------  ----------
MINORITY INTEREST IN NET ASSETS OF                1,356           -
SUBSIDIARY                                    ----------  ----------

STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value -
      Authorized, 1,500,000 Shares;
      Issued and outstanding, 563,055 and
      560,730 shares for 1996 and 1995,           5,631       5,607
respectively
    Additional paid-in capital                  397,827     363,629
    Retained earnings                         7,896,939   6,679,230
                                              ----------  ----------
                 Total stockholders' equity   8,300,397   7,048,466
                                              ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $15,821,676  $14,765,267
                                             ==========   ==========


PRB ASSOCIATES, INC., AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                  1996        1995

CONTRACT REVENUES                             $27,307,114  $24,441,556

EXPENSES:
    Direct costs                               14,198,624   12,980,971
    Fringe benefits                             4,365,885    3,802,669
    Overhead expenses                           3,201,390    2,713,312
    General and administrative expenses         3,091,115    2,903,009
    Interest expense                              491,810      423,440
                                               ----------   ----------
                                              25,348,824   22,823,401
                                               ----------   ----------
EARNINGS FROM OPERATIONS                        1,958,290    1,618,155

INTEREST AND OTHER INCOME                         120,559      163,963

MINORITY INTEREST IN NET EARNINGS OF              (1,356)            -
SUBSIDIARY                                     ----------   ----------

EARNINGS BEFORE INCOME TAXES                    2,077,493    1,782,118

INCOME TAX PROVISION                              846,500      677,000
                                               ----------   ----------
NET EARNINGS                                   $1,230,993   $1,105,118
                                               ==========   ==========
See notes to financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                  Additional
                                 Common Stock      Paid-In   Retained
                                Shares   Amount    Capital   Earnings

BALANCE, JANUARY 1, 1995        549,830  $5,498    $286,333 $5,577,154

    Net earnings                      -       -           -  1,105,118

    Redemption of common          (300)     (3)       (156)    (3,042)
stock
    Exercise of common stock
        Options, including
income
        Tax benefit              11,200     112      77,452          -
                                -------   -----     -------  ----------
BALANCE, DECEMBER 31, 1995      560,730   5,607     363,629  6,679,230

    Net earnings                      -       -           -  1,230,993

    Redemption of common        (1,000)    (10)       (707)   (13,284)
stock

    Exercise of common stock
        Options, including
income
        Tax benefit               3,325      34      34,905          -
                                -------   -----     -------  ---------
BALANCE, DECEMBER 31, 1996      563,055  $5,631    $397,827 $7,896,939
                                =======   =====     =======  =========
See notes to financial statements.


PRB ASSOCIATES, INC., AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                  1996        1995
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                $1,230,993  $1,105,118
    Adjustments to reconcile net earnings to
        net cash provided by operating activities:
        Depreciation and amortization              835,588     722,456
        Loss on disposal of property and             1,088       2,183
          equipment
        Minority interest in net income of           1,356           -
          subsidiary
        (Increase) decrease in accounts            212,549   (101,866)
          receivable
        Decrease in inventories                    256,137     203,053
        Increase in prepaid expenses and other    (26,407)    (49,007)
        Increase in refundable income taxes      (186,000)   (488,000)
        (Increase) decrease in other assets        (3,826)       6,017
        Increase (decrease) in accounts          (343,504)     371,903
          payable and accrued expenses
        Increase in accrued salaries and           365,937     164,472
          employee benefits
        (Decrease) increase in income taxes              -   (987,388)
          payable
        (Decrease) increase in deferred income    (22,400)      18,000
          taxes                                  ---------    --------
                      Net cash provided by       2,321,511     966,941
                       operating activities      ---------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment          (965,726)   (423,757)
                                                 ---------    --------
                      Net cash used in           (965,726)   (423,757)
investing activities                             ---------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from the issuance of common stock
        and exercise of common stock options,
including
        income tax benefit                          34,939      77,564
    Principal payments on capital lease          (374,109)   (319,132)
obligations
    Redemption of common stock                    (14,001)     (3,201)
                                                 ---------    --------
                      Net cash used in           (353,171)   (244,769)
financing activities                             ---------    --------

NET INCREASE IN CASH AND CASH EQUIVALENTS        1,002,614     298,415

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR     2,387,388   2,088,973
                                                 ---------    --------
CASH AND CASH EQUIVALENTS, END OF YEAR          $3,390,002  $2,387,388
                                                 =========   =========
SUPPLEMENTAL DISCLOSURES:
    Cash Payments for interest                     491,810     423,440
                                                 =========   =========

    Cash payments for income taxes, net of      $1,055,300  $2,134,400
     refunds received                            =========   =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Capital lease assets acquired and             $154,198     $25,350
     obligations incurred                        =========   =========
See notes to financial statements.

PRB ASSOCIATES, INC., AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business - PRB Associates, Inc., and Subsidiary (the Company) is primarily a defense contractor specializing in the end-to-end development of computer-based systems for mission planning and command and control. Software engineering is the Company's key technical discipline, although the Company has significant hardware and systems integration expertise as well. Approximately ninety percent of the Company's revenue is derived from contracts with the U.S. Department of Defense, with the balance derived from international defense-related contracts and commercial sales. International customers include Pacific Rim and Middle East countries.

   Revenue Recognition - The majority of the Company's services are performed under various firm-fixed-price and cost-plus-fixed-fee contracts. Revenues on firm-fixed-price contracts are recognized on the percentage-of-completion basis, based upon costs incurred in relation to total estimated costs. Revenues for cost-type contracts are recognized as costs are incurred, plus a proportionate amount of fee earned. Provisions for estimated losses on uncompleted contracts are made in the period that such losses are determined.

   Contract costs for services provided to the U.S. Government, including indirect expenses, are subject to audit and subsequent adjustment by negotiation between the Company and the Government. All contract revenues are recorded in amounts that are expected to be realized upon final settlement.

   Audits of the Company's costs have been completed by the Defense Contract Audit Agency (DCAA) through 1992.
   Subsequent years are subject to DCAA audit. The Company is of the opinion that any DCAA audit adjustments for subsequent years would not have a material effect on the financial position or results of operations of the Company.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between tax bases of assets and liabilities and financial reporting amounts, based upon enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

   Inventories - Inventories are stated at cost, which approximates market value. Cost is recorded on a specific identification basis.

   Property and Equipment - Furniture and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which are three to five years. Property and equipment under capital lease is amortized over the life of the related property, which is three to fifteen years or the term of the lease, whichever is shorter. Leasehold improvements are amortized over the remaining terms of the related leases using the straight-line method. Repair and maintenance costs are expensed as incurred.

   Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers its temporary investments with original maturities of three months or less as cash equivalents.

2. ACCOUNTS RECEIVABLE

   Accounts receivable at December 31, 1996 and 1995, consist of the following:



                                             1996        1995

   United States Government:
       Billed                              $2,406,787 $2,061,182
       Unbilled (net of unliquidated
         progress payments of
         $3,935,679 for 1995)              (4,240,543)  4,798,697
                                            ---------   ---------
                                           $6,647,330  $6,859,879
                                            =========   =========

   Unbilled accounts receivable include approximately $1,875,200 and $2,990,000 of retainages at December 31, 1996 and 1995, respectively.

   In accordance with industry practice, accounts receivable relating to long-term contracts and unbilled amounts pending DCAA audit completion are classified as current assets, even though a portion of these amounts is not expected to be realized in one year.

3. NOTE PAYABLE

   The Company has a $1.5 million line of credit agreement with a bank that bears interest at the bank's prime lending rate plus 3/4%. There were no amounts outstanding at December 31, 1996 and 1995. The line of credit is collateralized by certain eligible accounts receivable and expires on May 31, 1997.

4. INCOME TAXES

   The Company's provision (benefit) for income taxes for the years ended December 31, 1996 and 1995, consists of the following:



                                               1996     1995

   Current - Federal                         $737,000 $545,000
           - State                            159,000  114,000
                                              -------  -------
                                              896,000  659,000
                                              -------  -------
   Deferred - Federal                        (45,000)   14,000
            - State                           (4,500)    4,000
                                              -------  -------
                                             (49,500)   18,000
                                              -------  -------
   Income Tax Provision                      $846,500 $677,000
                                              =======  =======

   Actual tax expense differs from that computed by applying the Federal Statutory income tax rate of 34 percent to earnings before income taxes due primarily to the effect of state taxes, net of Federal benefit.

   Deferred income tax assets and liabilities at December 31, 1996 and 1995, reflect the net tax effects of temporary differences between the financial reporting and the tax bases of assets and liabilities pursuant to SFAS No. 109. Components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995, are as follows:



                                               1996       1995

   Current deferred tax assets
   (liabilities):
       Retentions on fixed price contracts  $(764,000) $(717,000)
       Annual leave                            100,900   106,000
       Accrued bonuses                         215,000   175,000
       State taxes                              11,500         -
                                             ---------   --------
              Net current deferred tax      $(436,600) $(436,000)
               liabilities                   =========  =========

   Noncurrent deferred tax assets
   (liabilities):
       Capital leases                       $(670,000) $(490,000)
       Depreciation                            914,000   711,000
                                              --------   --------
              Net noncurrent deferred tax     $244,000  $221,000
                assets                         =======   ========



5. FORMATION OF SUBSIDIARY

   On July 30, 1996, PRB Associates, Inc., along with two other partners, formed a limited liability corporation, Devoe & Matthews, LC, that develops commercial software. PRB Associates, Inc., contributed $250,000 for an 80 percent equity share. Results of operations of Devoe & Matthews, LC, are included in the consolidated financial statements from July 30, 1996, through December 31, 1996. All intercompany transactions have been eliminated in consolidation.

6. LEASES

   The Company has lease agreements, principally for land, office facilities, and a communications system, expiring at various dates through 2007. These leases are primarily with related parties (Note 7). Some of the leases include renewal provisions at the option of the Company, and some contain escalation provisions requiring rent increases based on the Consumer Price Index.

   Aggregate minimum rental payments due under non-cancelable leases with initial or remaining lease terms greater than one year at December 31, 1996, are as follows:



   Year ending                              Capital   Operating
   December 31,                              Leases    Leases

         1997                                $765,564  $128,983
         1998                                 712,089    70,568
         1999                                 551,664    36,780
         2000                                 551,664    33,715
         2001                                 551,664         -
         Thereafter                         2,228,856         -
                                            ---------   -------
                                           $5,361,501  $270,046
                                                        =======
         Less amount representing interest (1,625,627)
                                            ---------

   Present value of minimum rental          3,735,874
     commitments

   Less current portion of obligations
     under
   capital leases                             427,223
                                            ---------
   Obligations under capital leases        $3,308,651
                                            =========

   Accumulated depreciation on building and equipment held under capital leases was $2,400,660 at December 31, 1996.

   Total rental expense under operating leases was approximately
   $158,000 and $146,000 for the years ended December 31, 1996 and 1995, respectively.

   Effective March 1, 1997, the Company terminated three separate capital leases totaling 55,510 square feet for its Hollywood, Maryland site. A single capital lease was negotiated for the existing and additional space totaling 75,510 square feet. The new lease provides for minimum lease payments of $1,200,000 per year for seven years and contains a clause for inflationary increases.

7. RELATED PARTY TRANSACTIONS

   The Company leases land, office facilities, and a communication system from Southern Maryland Property Management Associates (SMPMA). Five officers of the Company own 100% of SMPMA. Amounts paid under these capital leases were approximately $766,000 and $743,000 for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, the Company held a $39,000 note receivable from SMPMA that is reflected in prepaid expenses and other assets in the accompanying balance sheet. The note is non-interest-bearing and is payable on demand.

   In addition, the Company has guaranteed SMPMA's $3.2 million consolidation loan on the leased land and office facilities.

8. INCENTIVE STOCK OPTIONS

   The Company periodically grants options to its employees to purchase its common stock at exercise prices at fair value on the grant date. Ownership of common stock acquired through these options is contingent upon the shareholder's continued employment and full-time active participation in the Company. Accordingly, a shareholder's death, employment termination, or voluntary request to dispose of common stock will cause the stock to be sold back to the Company at current book value.

   Stock option activity for the years ended December 31, 1996 and 1995, is summarized as follows:



                                               1996     1995

   Outstanding, beginning of year              $5,050   $8,600

       New options granted                          -    8,550

       Exercised ($5.50 - $10.67)
                                              (3,325) (11,200)

       Expired ($10.67)                         (500)    (900)
                                               ------  -------
   Outstanding and exercisable, end of year    $1,225   $5,050
   ($5.50 - $10.67)                            ======  =======



   The Company accounts for its stock-based compensation plans under APB No. 25. No compensation expense has been recognized in connection with the options, as all options have been granted with an exercise price equal to the fair value of the Company's common stock on the date of grant.
   The Company adopted SFAS No. 123 for disclosure purposes in 1996. For SFAS No. 123 purposes, the fair value of each option grant has been estimated as of the date of grant using the Black Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.00% to 6.20%, expected lives of 4 months to 29 months, and a dividend rate of zero percent. Using these assumptions, the fair value of the stock options granted in 1995 is $4,694, which would be amortized as compensation expense over the vesting period of the options. The options generally vest equally over 4 to 29 months. Had compensation expense been determined consistent with SFAS No. 123, utilizing the assumptions detailed above, the Company's net earnings for the year ended December 31, 1996 and 1995, would have been reduced to the following pro forma amounts:



                                            1996       1995

   Net Income:
       As reported                      $1,230,993   $1,105,118
       Pro forma                        $1,229,870   $1,103,723



   The Company did not grant options during the year ended
   December 31, 1996. The resulting pro forma compensation cost may not be representative of that expected in future years.

9. 401(K) PROFIT SHARING PLAN

   The Company has a defined contribution, profit sharing plan that covers all employees who have worked for the Company at least 1,000 hours in a consecutive twelve month period and who have attained age 21. Under the provisions of the plan, the Company, at its discretion, may contribute up to 15% of each participant's current compensation and employees may contribute up to 6% of their base compensation. The Company's expense under this plan was approximately $893,000 and $725,000 in 1996 and 1995, respectively.



PRB ASSOCIATES, INC., AND SUBSIDIARIES

Financial Statements for the Four Months Ended
April 30, 1998 and 1997

             PRB ASSOCIATES, INC.  AND SUBSIDIARIES

              Consolidated Condensed Balance Sheets
                     April 30, 1998 and 1997
                         (In Thousands)


                             Assets

                                                      April 30,   April 30,
                                                        1998         1997

      Current assets:
      Cash                                           $   1,419   $   2,324
      Securities available for sale                        428         226
      Accounts receivable                                7,908       6,750
      Inventories                                           67         111
      Prepaid expenses and other                           309         131
      Refundable income taxes                              964         590
                                                      --------    --------
        Total current assets                            11,095      10,132
                                                      --------    --------

      Net equipment and leasehold improvements           7,246       4,599
                                                      --------    --------

      Other assets                                         403         264
                                                      --------    --------
      Total Assets                                   $  18,744   $  14,995
                                                      ========    ========

              PRB ASSOCIATES, INC. AND SUBSIDIARIES

       Consolidated  Condensed Balance Sheets (Continued)
                     April 30, 1998 and 1997
                         (In Thousands)



              Liabilities and Shareholders' Equity

                                                      April 30,   April 30,
                                                        1998         1997
      Current liabilities:
      Current portion of capitalized lease          $      688   $    291
      obligation
      Accounts payable                                   1,126        855
      Accrued expenses                                     266         94
      Accrued salaries and employee benefits             2,063      1,653
      Deferred income taxes                                298        124
                                                         -----     ------
        Total current liabilities                        4,441      3,017
                                                         -----     ------

      Long-term liabilities:
      Capitalized lease obligation, net of current       4,566      3,308
      portion
      Deferred income taxes                                 95          -
                                                         -----     ------
      Total long-term liabilities                        4,661      3,308
                                                         -----     ------

      Minority interest in net assets of                   (60)        (4)
      subsidiaries                                       ------    ------


      Shareholders' equity:
      Unrealized holding gain for securities               167          -
        available for sale
         Common stock                                        6          6
      Additional paid-in capital                           683        390
      Retained earnings                                  8,846      8,278
                                                        ------     ------
        Total shareholders' equity                       9,702      8,674
                                                        ------     ------
      Total Liabilities and Shareholders' Equity    $   18,744   $ 14,995
                                                        ======     ======

              PRB ASSOCIATES, INC. AND SUBSIDIARIES

         Consolidated Condensed Statements of Operations
        For the Four Months Ended April 30, 1998 and 1997
                         (In Thousands)


                                                     April 30,     April 30,
                                                       1998          1997

       Net sales                                    $   10,437   $   8,987

       Expenses:
      Cost of sales                                      4,907        4,362
      General and administrative expenses                5,043        3,869
      Other income                                          -            (4)
                                                        -------     -------
      Operating profit                                     487          760
      Interest expense, net                               (149)         (90)
      Minority interest in loss of subsidiaries             17            7
                                                        -------     -------
      Income before income taxes                           355          677

      Provision for income taxes                          (142)        (271)
                                                         ------     -------
      Net income                                    $      213   $      406
                                                         ======      ======

              PRB ASSOCIATES, INC. AND SUBSIDIARIES

         Consolidated Condensed Statements of Cash Flows
        For the Four Months Ended April 30, 1998 and 1997
                         (In Thousands)

                                                     April 30,     April 30,
                                                       1998          1997

      Reconciliation of net earnings to net cash
      used in
       Operating activities:
         Net earnings                                  $213         $406

      Adjustments to reconcile net earnings to net
      cash
       Used in operating activities:
      Depreciation and amortization                     537          301
      Gain on other assets                               (1)         (2)
      Other non-cash charges                            288          -
      Minority interest in loss of subsidiaries         (17)         (7)
      Unrealized holding gain for securities             59           -
        available for sale
      Deferred income taxes                             144        (289)
      Changes in assets and liabilities:
         Securities available for sale                  (61)       (226)
         Accounts receivable                         (1,336)        343
         Inventories                                    (38)          5
         Prepaid expenses and other                     (73)         74
         Refundable income taxes                        196          84
         Accounts payable and accrued liabilities      (647)      (1,188)
                                                      ------      -------
        Net cash used in operating activities          (736)        (499)
                                                      ------      -------
      Cash flows from investing activities:
      Acquisition of property and equipment            (307)        (398)
      Capitalized software development costs           (396)           -
                                                      ------      -------
        Net cash used in investing activities          (703)        (398)
                                                      ------      -------
      Cash flows from financing activities:
         Principal payments on capital lease           (213)        (136)
          obligations
         Redemption of common stock                    (135)         (33)
         Draws by minority partners of subsidiary        (8)           -
                                                      ------      -------
            Net cash used in financing activities      (356)        (169)
                                                      ------      -------
      Net decrease in cash                           (1,795)      (1,066)

      Cash and cash equivalents, beginning of         3,214        3,390
      period                                          ------      -------

      Cash and cash equivalents, end of period      $ 1,419    $   2,324
                                                      =====        =====
              PRB ASSOCIATES, INC. AND SUBSIDIARIES

      Notes to Consolidated Condensed Financial Statements
        For the Four Months Ended April 30, 1998 and 1997



1. In  the  opinion of Management, the accompanying  unaudited
  consolidated   condensed  financial  statements   contain   all
  adjustments, consisting of normal recurring items, necessary to present fairly the financial position, results of operations and cash flows for the periods shown. The financial data included herein was compiled in accordance with the same accounting policies applied to the Company's unaudited annual financial statements, which should be read in conjunction with these statements.

  The results of operations for the four months ended April 30, 1998 and April 30, 1997, are not necessarily indicative of the results to be expected for the full year.


2.Receivables include costs and estimated earnings in excess of billings on uncompleted contracts which primarily represent revenues recognized on contracts, including retainage, for which billings could not be presented under the terms of the contracts at the balance sheet dates. The receivables relating to long-term contracts and unbilled amounts are classified as current assets, even though a portion of these amounts is not to be realized in one year.


3.Inventories are stated at cost, which approximates market value. Inventories consist of parts only.


4.During the four months ended April 30, 1998 and April 30,
  1997, there was no stock option activity.


(b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the acquisition of PRB Associates, Inc., and Subsidiaries ("PRB"),(the "acquisition") by the registrant, Comptek Research, Inc., (the "Company") as if the acquisition, as further described below, had occurred on March 31, 1998 for the Unaudited Pro Forma Condensed Consolidated
Balance Sheet and April 1, 1997 for the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes thereto and the Company's historical consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements, presented below, incorporate the following transaction, financing and accounting terms of the acquisition based on a preliminary allocation of the purchase price. On May 14, 1998. the Company acquired all the outstanding shares of PRB, a privately-held corporation. The purchase price of $20 million was financed through borrowings under a revised credit facility and notes. The Company will account for the acquisition as a purchase, with assets acquired and liabilities assumed recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of tangible and intangible net assets acquired will be recorded as goodwill and amortized over a period of 25 years.


          Comptek Research, Inc. and Subsidiaries and
             PRB Associates, Inc. and Subsidiaries
                    Unaudited Pro Forma
       Condensed Consolidated Statements of Operations
             For the Year Ended March 31, 1998
           (In thousands, except per share data)


                            Consoli-
                              dated       PRB
                             Comptek  Associates,                Com-
                            Research   Inc. and                 bined
                             , Inc.    Subsidi-    Un-           Un-
                             For the   aries For Audited       audited
                              Year     the Year    Pro           Pro
                              Ended      Ended    Forma         Forma
                              March    December  Adjust-  Note  State-
                            31, 1998   31, 1997   ments   Ref.   ment



Net sales                     $72,008    $29,474   ($182) (4)  $101,300

Costs and expenses:

  Costs of sales               57,849     23,783    (326) (4)    81,306

  Selling, general and          8,644      3,625    (140) (4)    12,845
    administrative

                                                    (711) (7)

                                                    1,200 (7)

                                                    (340) (8)

                                                      567 (2)

  Research and development        772        ---        3 (4)       775

  Other income                  (100)       (44)                  (144)
                               -----------------------------------------


Operating profit                4,843      2,110    (435)         6,518



Interest expense, net           (421)      (390)       62 (4)   (1,651)

                                                      559 (7)

                                                    (169) (3)

                                                  (1,292) (3)

Minority interest in loss         ---         36     (49) (4)      (13)
of subsidiary                   -----------------------------------------



Income before provision for     4,422      1,756  (1,324)         4,854
income taxes



Provision for income taxes     (1,727)      (718)      443 (5)   (2,002)
                                ----------------------------------------


Net income                     $2,695     $1,038   ($881)        $2,852
                                =======================================
Net income per share:

     Basic                      $0.52                             $0.55
                                =======================================
     Diluted                    $0.51                             $0.54
                                =======================================
Weighted average number of
common shares:

     Basic                      5,184        ---      ---         5,184
                                =======================================
     Diluted                    5,316        ---      ---         5,316
                                =======================================


See accompanying notes to the unaudited pro forma condensed consolidated financial statements


       Comptek Research, Inc. and Subsidiaries and
          PRB Associates, Inc. and Subsidiaries
                   Unaudited Pro Forma
            Condensed Consolidated Balance Sheet
                       (In thousands)


                                           PRB
                              Comptek  Associates,              Consoli-
                             Research   Inc., and                dated
                              , Inc.     Subsidi-    Un-          Un-
                              For the   aries For  audited      audited
                               Year      the Year    Pro          Pro
                               Ended      Ended     Forma        Forma
                               March     December  Adjust- Note  State-
                             31, 1998    31, 1997   ments  Ref.   ment


Assets

Current Assets:

Cash and equivalents              $550      $3,214  ($100)  (4)  $3,664

Short-term investments             ---         368                  368

Receivables                     16,050       6,571   (250)  (6)  22,311

                                                      (60)  (4)

Inventory                        1,786          29                1,815

Refundable income taxes            ---       1,160                 1160

Other assets                       311         236      14  (4)     561
                                ---------------------------------------
  Total current assets          18,697      11,578   (396)       29,879

Net equipment and leasehold      2,370       7,432   (337)  (4)   4,201
improvements

                                                   (5,264)  (7)

Goodwill                         4,207         ---  11,141 (10)  15,673

                                                        75 (11)

                                                       250 (12)

Other assets                       653           7     655  (4)     660

                                                     (263)

                                                     (392)
                                ---------------------------------------
  Total assets                 $25,927     $19,017  $5,469      $50,413
                                =======================================

Liabilities and Shareholders' Equity

Current liabilities:

Current portion of long-term    $1,064         ---    2512  (3)  $3,576
debt

Accounts payable                 4,288       1,363   (114)  (4)   5,537

Accrued salaries and             3,092       2,508    (13)  (4)   5,587
benefits

Other accrued liabilities        1,854         231    (13)  (4)   2,422

                                                       350  (8)

Deferred income taxes            1,620         125                1,745

Capital lease                      ---         659   (659)  (9)     ---
                                ----------------------------------------
   Total current liabilities    11,918       4,886   2,063       18,867

Deferred income taxes              204         124    (89) (15)     239

Long-term debt, excluding        2,558         ---  17,488  (3)  20,046
current installments

Capital lease                      ---       4,765 (4,765)  (9)     ---

Minority interest                  ---        (35)      49  (4)      14
                                ----------------------------------------
  Total Liabilities             14,680       9,740  14,746       39,166
                                ========================================
Common stock                       110           5     (5) (14)     110

Additional paid-in-capital      15,776         401   (401) (14)  15,956

                                                       180 (13)

Unrealized gain for                ---         108   (108) (14)     ---
securities

Loan to officer                  (168)         ---   (180) (13)   (348)

Retained earnings                (914)       8,763 (8,763) (14)   (914)

Treasury stock                 (3,557)         ---              (3,557)
                                ----------------------------------------
  Total shareholders' equity    11,247       9,277 (9,277)        11247
                                ----------------------------------------
  Total liabilities and        $25,927     $19,017  $5,469      $50,413
    shareholders' equity        ========================================


See accompanying notes to the unaudited pro forma combined financial statements


             Comptek Research, Inc. and Subsidiaries
                  Notes to Unaudited Pro Forma
           Condensed Consolidated Financial Statements

1. The accompanying unaudited pro forma condensed consolidated financial statements of the Comptek Research, Inc., (the
  "Company") are presented to reflect the acquisition of PRB Associates, Inc., and Subsidiaries, ("PRB"). On May 14, 1998, the Company completed the acquisition of all the outstanding stock of PRB in exchange for $19 million in cash and $1 million in promissory notes. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 gives effect to the acquisition as if it had occurred on March 31, 1998. The unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 1998 give effect to the acquisition as if the transaction occurred April 1, 1997.

2. The   acquisition  is  accounted  for  as  a   purchase.
  Accordingly,  assets  acquired  and  liabilities   assumed    are
  recorded at their estimated fair values at the date of acquisition. The pro forma financial statements reflects a preliminary allocation of the purchase price based on information presently available. The excess of the purchase price over the fair value of net assets acquired is recorded as goodwill and amortized over a period of 25 years. The pro forma adjustment represents amortization of certain intangible assets in connection with the acquisition as follows: a) the excess of the PRB purchase price over the fair market value of the net assets acquired totaling $11 million; b) the capitalized debt issuance costs related to the revised credit facility of $75,000; c) a three- year, not-to-compete agreements for the principal owners totaling $250,000; and d) the value of restricted stock, $180,000, awarded to a key executive of PRB which vests over a two-year employment period.

3. In connection with the acquisition, the Company's existing credit facility was revised and includes the following:

  a) A new $12 million revolving credit agreement bearing interest at the prime rate or 1.5% above LIBOR (at the Company's option). Borrowings under this agreement mature March 31, 2001. Subsequent to the acquisition, approximately $4 million was outstanding with the remaining available for working capital requirements.

  b) A new $15 million seven-year term loan bearing interest at 1.75% above LIBOR. Principal payments are based upon a ten-year amortization with a final principal payment due at the end of the term for the outstanding principal amount.

  c) Remaining in place, the five-year term loan, with an outstanding balance of $3 million as of March 31, 1998, bearing interest at a fixed rate of 8.5%.

  The unaudited pro forma adjustment adds $1,292,000 in interest expense that would have been incurred under the revised credit facility. Borrowings under the revised credit facility were assumed to accrue at an average rate of interest of 7.3% for the fiscal year ended March 31, 1998. Additionally, interest income of $169,000 earned by PRB during the fiscal year ended December 31, 1997 was removed. Excess cash was assumed to be used to reduce outstanding debt at the time of the acquisition.

4.After  the completion of the acquisition of PRB, and consistent with the Company's intentions at the acquisition date, SimWright, Inc. ("SimWright"), an 84.22% consolidated affiliate of PRB, offered and sold additional common shares. As a result of this offering, PRB's equity ownership was diluted to 42%. Accordingly, SimWright is accounted for as an equity investment and is no longer consolidated with the financial statements of PRB. This adjustment removes the consolidated effects of SimWright at December 31, 1997. As of December 31, 1997, PRB held a note due from SimWright in the amount of $655,000, and was recorded net of PRB's ownership percentage in the net losses of SimWright of $263,000 for the fiscal year ended December 31, 1997. At the time of the acquisition, due to the financial condition of SimWright, the Company recorded the remaining balance of $392,000 at a fair market value of zero.

5. Represents the income tax benefit associated with the additional expenses recorded as a result of the acquisition.
  Goodwill amortization of $443,000 is not a tax deductible expense.

6. Represents an adjustment to record assets at their estimated fair market value on the date of acquisition.

7. The facility that PRB occupies in Hollywood, Maryland
  was   previously  accounted  for  as  a  capital   lease.    In
  connection with the acquisition, the Company negotiated a lease which will be accounted for as an operating lease. As a result, the associated capital lease amounts are removed from the financial statements. Adjustments were made as follows:
  a) removal of the short term and long term capital lease obligation of $659,999 and $4,765,000 respectively; b) removal of the net fixed asset of $5,264,000 representing the depreciated base of the building under capital lease; c) the reduction of $711,000 of S,G&A expense representing building depreciation; and d) the reduction of $559,000 of associated interest expense. The Company entered into a new three-year lease with annual lease payments of $1,200,000.

8. At  the time of the acquisition two principal owners
  retired.   This  adjustment represents  the  reduction  in  net
  salary expense as a result of this transition.

9. An accrual is recorded representing the Company's estimated outside transaction costs, including debt issuance costs, associated with the acquisition.

10.Represents the excess of the PRB purchase price over
  the  fair  market  value  of  the net  assets  acquired.   This
  intangible asset will be amortized using the straight-line method over a period of 25 years.

11.Represents  the debt issuance costs associated with the
  revised  credit  facility.   This  intangible  asset  will   be
  amortized using the straight-line method over the term of the note which is seven years.

12.Not-to-compete agreements were entered into between the
  Company  and  the  prior owners of PRB.  This intangible  asset
  will  be  amortized using the straight-line  method   over  the
  contract period which is three years.

13.In  connection with the continued employment of a  key
  executive of PRB, the Company awarded 20,000 shares of restricted stock based upon a quarterly vesting schedule commencing August 1, 1998, with the last vesting date occurring on May 1, 2000. This adjustment represents the value associated with the restricted stock and will be amortized quarterly over a two-year period as unrestricted ownership of the stock vests.

14.Reflects the elimination of PRB's shareholders equity.

15.Represents the associated net deferred income tax adjustment for all pro forma adjustments.

(c) Exhibit No. Description

  23.01      Consent  of  Deloitte  &  Touche,  LLP,  Independent
             Auditors

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COMPTEK RESEARCH, INC





Date:    July 25, 1998               By:  /S/ John J. Sciuto
                                     John J. Sciuto
                                     Chairman, President and CEO



Exhibit 23.01




                      Deloitte & Touche, LLP
                            Suite 700
                      8201 Greensboro Drive
                         McLean, VA 22102

The Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224

Gentlemen:

We consent to the incorporation by reference in the registration statements (Nos. 33-54170, 33-82536, and 333-11437) on Form S-8,
and in the registration statement (No. 333-2387) on Form S-3 of Comptek Research, Inc., of our report dated March 27, 1998 with respect to the consolidated balance sheets of PRB Associates, Inc., and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which appears in this Form 8-K/A of Comptek Research, Inc. dated July 27, 1998.





                                /s/Deloitte & Touche, LLP
                                Deloitte & Touche, LLP


McLean, Virginia
July 27, 1998